Exhibit 5.1

Universe Pharmaceuticals INC	D +1 345 815 1877
Vistra (Cayman) Limited	E bradley.kruger@ogier.com
Grand Pavillion
Hibiscus Way
Grand Cayman	Reference: 427205.00001/BKR/TTU
Cayman Islands
17 November 2020

Dear Sirs

Universe Pharmaceuticals INC (Company)

We have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the Registration Statement), filed with the Securities and Exchange Commission (the Commission) under the U.S. Securities Act of 1933, as amended (the Act) to date relating to the offering by the Company of up to 5,750,000 ordinary shares of the Company of par value US$0.003125 each (the Shares) and the offering of ordinary shares issuable upon exercise of the Underwriter Warrants (as defined in the Registration Statement). This opinion is given in accordance with the terms of the legal matters section of the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Registration Statement. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. In addition, we have examined the corporate and other documents and conducted the searches listed in Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person.

Ogier

89 Nexus Way

Camana Bay

Grand Cayman, KY1-9009

Cayman Islands

T +1 345 949 9876

F +1 345 949 9877

ogier.com

A list of Partners may be inspected on our website

Universe Pharmaceuticals INC

17 November 2020

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 2 without having carried out any independent investigation or verification in respect of those assumptions.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 3 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar).

Issue of Shares

(b)	The issue and allotment of the Shares has been authorised by all requisite corporate action of the Company and when allotted, issued and paid for as contemplated in the Registration Statement, the Shares will be validly issued and allotted, fully paid and non-assessable. As a matter of Cayman Islands law, the Shares are only issued when they have been entered into the register of members of the Company.

Shares underlying the Underwriter Warrants

(c)	The ordinary shares issuable upon exercise of the Underwriter Warrants will, when issued and paid for as contemplated in the Registration Statement, be validly issued as fully paid and non-assessable. As a matter of Cayman Islands law, such ordinary shares are only issued when they have been entered into the register of members of the Company.

Registration Statement – “Cayman Islands Taxation”

(d)	Insofar as the statements set forth in the Registration Statement under the caption “Cayman Islands Taxation” purport to summarise certain tax laws of the Cayman Islands, such statements are accurate in all material respects and such statements constitute our opinion.

4	Matters not covered

We offer no opinion as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the memorandum and articles of association of the Company to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands.

Universe Pharmaceuticals INC

17 November 2020

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Ogier
Ogier

Universe Pharmaceuticals INC

17 November 2020

SCHEDULE 1

Documents examined

Corporate and other documents

1	The Certificate of Incorporation of the Company dated 11 December 2019 issued by the Registrar.

2	The amended and restated memorandum and articles of association of the Company adopted by special resolution passed on 7 August 2020 (the M&A).

3	A Certificate of Good Standing dated 13 November 2020 (Good Standing Certificate) issued by the Registrar in respect of the Company.

4	A certificate dated 17 November 2020 as to certain matters of fact signed by a director of the Company in the form annexed hereto (the Director’s Certificate), having attached to it the written resolutions of the directors of the Company passed on 15 September 2020 (the Board Resolutions).

Universe Pharmaceuticals INC

17 November 2020

SCHEDULE 2

Assumptions

1	All original documents examined by us are authentic and complete.

2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Certificate of Incorporation, the M&A, the Good Standing Certificate, the Director's Certificate and the Board Resolutions is accurate and complete as at the date of this opinion.

5	The M&A is in full force and effect and has not been amended, varied, supplemented or revoked in any respect.

Status and Authorisation

6	In authorising the issue and allotment of Shares, each director of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her.

7	Any individuals who sign or have signed documents or give information on which we rely, have the legal capacity under all relevant laws (including the laws of the Cayman Islands) to sign such documents and give such information.

8	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence, the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company.

9	There are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Registration Statement or the transactions contemplated by it or restrict the powers and authority of the Company in any way.

Universe Pharmaceuticals INC

17 November 2020

SCHEDULE 3

Qualifications

Good Standing

1	Under the Companies Law (Revised) (Companies Law) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Law.

3	In this opinion the phrase “non-assessable” means, with respect to Shares, that a member of the Company shall not, by virtue of its status as a member of the Company, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper use or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

Universe Pharmaceuticals INC

17 November 2020

Ogier

89 Nexus Way

Camana Bay

Grand Cayman, KY1-9009

Cayman Islands

Dear Sirs

Director’s Certificate

Universe Pharmaceuticals INC (the Company)

You have been requested to provide a legal opinion in connection with the Company. I acknowledge that your opinion will be given in reliance upon the information set out in this certificate.

I hereby certify that as at the date hereof:

1	you have been provided by us with true and complete copies of:

(a)	the certificate of incorporation of the Company and any certificates of incorporation upon change of name of the Company;

(b)	the amended and restated memorandum and articles of association of the Company;

(c)	written resolutions of the board of directors of the Company (the Directors) passed on 15 September 2020 (the Board Resolutions) annexed hereto;

2	the memorandum and articles of association provided to you are in full force and effect and have not been amended, varied, supplemented or revoked in any respect;

3	no steps have been taken by the Company to wind up the Company and no resolutions have been passed by the shareholders of the Company (the Shareholders) to wind up the Company;

4	the Company is, to my knowledge having made due enquiry, not subject to any legal, arbitral, administration or other proceedings and no notice of an application or order for the appointment of a liquidator or receiver of the Company or any of its assets or of a winding-up of the Company has been received by the Company;

5	the powers and authority of the Directors as set out in the memorandum and articles of association of the Company have not been varied or restricted by resolution or direction of the Shareholders;

6	there have been no sealing regulations made by the Directors, any committee of the Directors or the Shareholders pursuant to the articles of association of the Company;

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7	the Board Resolutions have been duly signed by all the Directors and were passed in accordance with the Company’s articles of association;

8	other than any interests disclosed pursuant to the Board Resolutions, none of the Directors or their alternates have any direct or indirect interests that conflict or may conflict to a material extent with the interests of the Company;

9	the Board Resolutions are in full force and effect, have not been amended, revoked or rescinded in any way and are the only resolutions passed by the Directors relating to the matters referred to therein;

10	prior to, at the time of, and immediately following execution of the documents approved in, the Board Resolutions (the Documents), the Company was able to pay its debts as they fell due and it entered into the Documents for proper value and not with an intention to defraud or hinder its creditors or by way of undue or fraudulent preference;

11	the Company has no direct or indirect interest in Cayman Islands real property;

12	each of the Directors considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted bona fide in the interests of the Company and for proper purposes in relation to the transactions mentioned in the Board Resolutions;

13	the Shares to be issued pursuant to the Registration Statement have been, or will be, duly registered, and will continue to be registered, in the Company’s register of members;

14	the Directors / persons authorised to execute the Documents on behalf of the Company, at the date of the Board Resolutions and at the date hereof, were and are LAI Gang and YANG Lin; and

15	I am duly authorised to execute and deliver this certificate on behalf of the Company. I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have personally notified you to the contrary.

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Yours faithfully

/s/ Gang Lai
Gang Lai

For and on behalf of
Universe Pharmaceuticals INC

3

Universe Pharmaceuticals INC

Registered Company No 358442

(the Company)

Written resolutions of all of the directors of the Company (the Directors)

All of the Director pass the resolutions set out below

Disclosure of Interests

1	Each Director has disclosed the nature and extent of all his interests in accordance with the articles of association of the Company and all applicable law, and it was noted that Mr. Gang Lai controls Foshan Shangyu Investment Holding Co. Ltd, which has provided a guarantee in connection with financing made available to the Company.

Share Consolidation and Increase

2	It is noted that, prior to the Share Consolidation (as defined below), the authorised share capital of the Company was US$50,000 divided into 50,000 Ordinary Shares of US$1.00 par value each.

3	It was proposed that the Ordinary Shares of the Company each be consolidated by a such that the authorised share capital shall be amended to US$50,000 divided into 16,000,000 Ordinary Shares with a par value of US$0.003125 each in the capital of the Company (the Share Consolidation).

4	It was proposed that the Company then increase its authorised share capital to US$312,500 divided into 100,000,000 Ordinary Shares of par value US$0.003125 each in the capital of the Company (the Share Capital Increase).

5	It was further proposed that the Company adopt amended and restated memorandum and articles of association of the Company in order to effect and reflect the Share Consolidation and the Share Capital Increase (the Amended M&A).

6	It is noted that the members of the Company have validly effected the Share Consolidation and the Share Capital Increase and the Director has reviewed a signed and dated copy of unanimous written resolutions of the members of the Company approving the Share Consolidation and the Share Capital Increase and adopting the Amended M&A (the Written Resolutions).

7	The effect of the Share Consolidation and Share Capital Increase has resulted in the following shareholdings of the Company:

Universe Pharmaceuticals INC

Shareholder name	Previous shareholding (Ordinary Shares of US$1.00 par value)	Consolidated shareholding (Ordinary Shares of US$0.003125 par value)

Sununion Holding Group Limited	39,000	12,480,000
Greatest Group (China) Financial Management Limited	4,350	1,392,000
Xingrui Investment Company Limited	2,500	800,000
True Ample Holdings Limited	2,400	768,000
Bliss International Investment Company Limited	1,750	560,000

8	It is resolved that:

(a)	the registered office provider file the Written Resolutions with the registrar of companies together with the A&R Articles within the prescribed time; and

(b)	the registered office provider update the register of members to reflect the Share Consolidation and the Share Capital Increase.

IPO / Form F-1

9	It is noted that the Company is preparing for an initial public offering of securities on the Nasdaq Capital Market (the IPO) and to that end shall file a registration statement on Form F-1 with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Act) (such registration statement including all filed amendments or supplements to such form filed, the Registration Statement), related to the offering and sale of up to a maximum of 5,750,000 ordinary shares at a par value of US$0.003125 each (the Ordinary Shares) in the Company. The Company will offer underwriter warrants (the Warrants) for a number of Ordinary Shares equal to 6% of the aggregate number of the Ordinary Shares sold in the IPO.

10	In connection with the IPO it is proposed that Transhare Corporation be appointed as the Company’s transfer agent (the Appointment).

Universe Pharmaceuticals INC

11	With the IPO and related transactions in mind, drafts, forms or executed copies (as the case may be) of the following documents (the IPO Documents) have been examined by each of the Directors:

(a)	a draft specimen certificate for the Ordinary Shares;

(b)	the form of Warrant certificate;

(c)	an indemnification agreement with the Company’s Directors and officers;

(d)	employment agreement with the Company’s Directors and officers;

(e)	a lock-up agreement entered into or to be entered into between the Company and the Directors, and all 5% shareholders; and

(f)	an underwriting agreement to be entered into between the Company and Univest Securities, LLC as underwriter.

12	Each Director by his or her signature confirms that he or she has carefully considered the IPO Documents and related transactions and does not wish to suggest any amendments.

13	All of the Directors hereby resolve that:

(a)	the proposed IPO be and hereby is approved and accordingly, the proposed admission of the Ordinary Shares and Warrants to trading on the Nasdaq Capital Market be and hereby is approved, along with all applications relating thereto;

(b)	any one Director has authority to increase the number of Ordinary Shares or Warrants to be offered from the number set out in paragraph 8 above to such number as such person shall in his absolute discretion think fit;

(c)	the form and contents of the IPO Documents be and they are hereby approved and that it is in the best interests of, and commercial benefit to, the Company to enter into the IPO Documents;

(d)	each Director be and is hereby authorised severally to sign the IPO Documents on behalf of the Company, with such amendments (substantive or otherwise) as such person shall in his absolute discretion think fit;

(e)	each Director be and is hereby authorised severally to execute the IPO Documents as deeds where necessary, and to deliver the same, on behalf of the Company, with such amendments (substantive or otherwise) as such person shall in his absolute discretion think fit;

(f)	each Director be and is hereby authorised severally to sign, execute or seal all such documents (including any share certificates or certificates in respect of the Shares, rights or warrants to be issued by the Company) and to perform all such acts on behalf of the Company in connection with the IPO Documents and the IPO and all other transactions and matters contemplated hereby or thereby as such person shall in his absolute discretion think fit;

Universe Pharmaceuticals INC

(g)	the Appointment be and hereby is confirmed, ratified and approved in all respects;

(h)	each Director deems it advisable and in the commercial interests of the Company to approve and ratify the filing of the Registration Statement as previously filed with the Commission under the Act, together with any exhibits and schedules thereto, and as may be further amended, in connection with the proposed IPO;

(i)	it is also confirmed and resolved, for the avoidance of doubt, that any of the Ordinary Shares or Warrants referred to herein may be issued in uncertificated form;

(j)	all other acts, to pay or cause to be paid on behalf of the Company, all related costs and expenses and to execute and deliver or cause to be executed and delivered such other notices, requests, demands, directions, consents, approvals, orders, applications, agreements, instruments, certificates, acknowledgments, undertakings, supplements, amendments, further assurances and other documents and communications of any kind (Ancillary Documents), under the seal of the Company or otherwise and in the name of and on behalf of the Company, as any Director may deem necessary, advisable, appropriate or desirable to effect the intent of the foregoing resolutions, the taking of any action or the execution and delivery of any document by such person to be conclusive evidence of such approval and of such person's authority to do so;

(k)	all actions to implement the foregoing resolutions, including executing such other agreements, instruments, certificates and other documents in connection with or in furtherance of the IPO Documents on behalf of the Company, in each and every case, with such changes thereto as any Director executing the same may in his discretion deem appropriate, the execution and delivery of such other agreement, instrument, certificate or other document by any Director to be conclusive evidence of the approval by the Company of the terms and conditions thereof;

(l)	the IPO Documents and any and all Ancillary Documents be valid, conclusive, binding and enforceable against the Company when executed and delivered in the manner aforesaid; and

(m)	if any of the above actions have taken place prior to execution of these resolutions, they be and hereby are, approved and ratified.

Appointment of Independent Directors

14	It is proposed that that each of Jiawen Pang, H. David Sherman and Ding Zheng be appointed as independent directors (such directors together the Independent Directors) under Nasdaq's listing standards, and the Independent Directors will meet at regularly scheduled executive sessions consisting solely of Independent Directors to deal with such matters.

15	It is proposed that the appointment of the Independent Directors be effected immediately prior to the effectiveness of the Registration Statement.

16	Each of the Independent Directors has consented to act as a director of the Company.

Universe Pharmaceuticals INC

17	It is resolved that, immediately prior to the effectiveness of the Registration Statement, the appointment of each of the Independent Directors be confirmed and approved and each of the Independent Directors is hereby confirmed to be an independent director under Nasdaq's listing standards effective on the date that the Registration Statement becomes effective, and the Independent Directors will meet at regularly scheduled executive sessions consisting solely of Independent Directors to deal with such matters.

18	It is further resolved that the registered office provider be instructed to update the register of directors and officers of the Company on the date of appointment of the Independent Directors and make all necessary filings with the registrar of companies in the Cayman Islands.

Establishment of Committees

19	In accordance with the requirements of Nasdaq, it is proposed that, on the effectiveness of the Registration Statement, the Company establish the following committees (the Committees) as permitted pursuant to the articles of association:

(a)	an audit committee (the Audit Committee), consisting of Jiawen Pang, H. David Sherman and Ding Zheng, with H. David Sherman serving as the Chairman, which will, among other things, oversee the Company's accounting and financial reporting processes and the audits of the financial statements of the Company;

(b)	a compensation committee (the Compensation Committee), consisting of Jiawen Pang, H. David Sherman and Ding Zheng, with Jiawen Pang serving as the Chairman, which will, among other things, assist the board of directors in reviewing and approving the compensation structure, including all forms of compensation, relating to the directors and executive officers of the Company; and

(c)	a nominating and corporate governance committee (the Nominating Committee), consisting of Jiawen Pang, H. David Sherman and Ding Zheng, with Ding Zheng serving as the Chairman, which will, among other things, assist the board of directors in selecting individuals qualified to become directors of the Company and in determining the composition of the board of directors of the Company and the Company's committees.

20	In connection with the establishment of the Committees, the directors have been provided with and have reviewed a draft copy of the following documents:

(a)	the charter of the Audit Committee (the Audit Charter);

(b)	the charter of the Compensation Committee (the Compensation Charter); and

(c)	the charter of the Nominating Committee (the Nominating Charter),

(together, the Charters) each setting out the purpose and powers of each Committee as applicable.

Universe Pharmaceuticals INC

21	It is resolved that:

(a)	the formation and establishment of each of the Committees (and the appointment of the Independent Directors as members of such Committees) be and is hereby authorised, confirmed and approved in all respects effective on the date that the Registration Statement becomes effective;

(b)	subject to resolution 21(e), the Audit Charter be adopted as the charter of the Audit Committee and the Audit Committee shall have the powers and authority of the board of directors of the Company with respect to all matters set forth in such charter, as such charter may be amended from time to time by the board of directors and such other matters as the Directors may from time to time specifically delegate to the Audit Committee;

(c)	subject to resolution 21(e), the Compensation Charter be adopted as the charter of the Compensation Committee and the Compensation Committee shall have the powers and authority of the board of directors of the Company with respect to all matters set forth in such charter, as such charter may be amended from time to time by the board of directors and such other matters as the directors may from time to time specifically delegate to the Compensation Committee;

(d)	subject to resolution 21(e), the Nominating Charter be adopted as the charter of the Nominating Committee and the Nominating Committee shall have the powers and authority of the board of directors of the Company with respect to all matters set forth in such charter, as such charter may be amended from time to time by the board of directors and such other matters as the directors may from time to time specifically delegate to the Nominating Committee; and

(e)	each Charter shall only become effective upon the establishment of each Committee in accordance with resolution 21(a) above.

Code of Ethics

22	In anticipation of the IPO, the Company is required to adopt a code of conduct applicable to all its Directors, officers and employees.

23	Each of the Directors has been provided with and has reviewed a draft code of ethics of the Company (the Code of Ethics).

24	It is resolved that the adoption of the Code of Ethics as the code of ethics of the Company is in the best of interests of the Company and is hereby approved, and such Code of Ethics shall apply to all employees, officers and Directors of the Company.

Prior Actions

25	It is resolved that any and all actions of the Company or any Director taken in connection with the actions contemplated by the foregoing resolutions be, and they are hereby, ratified, authorised, approved and confirmed in all respects as the actions of the Company

Counterparts

26	These written resolutions may be signed in any number of counterparts, all of which taken together constitute one and the same document, and the written resolutions are effective when the last signatory signs them.

Universe Pharmaceuticals INC

/s/ Gang Lai	09.15.2020
Gang Lai	Date signed

/s/ Lin Yang	09.15.2020
Lin Yang	Date signed

Universe Pharmaceuticals INC